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                                                                    EXHIBIT 10.2



                                                            JOHN MARK MCLAUGHLIN


                          TOREADOR ROYALTY CORPORATION

                        INCENTIVE STOCK OPTION AGREEMENT

         THIS AGREEMENT, made as of May 15, 1997, by and between Toreador Royalty Corporation, a Delaware corporation (the "Company"), and John Mark McLaughlin ("Optionee") in connection with the grant of an Incentive Option (hereinafter defined) under the Toreador Royalty Corporation 1990 Stock Option Plan (the "Plan").

                             W I T N E S S E T H :

         WHEREAS, Optionee is an employee of the Company or an Affiliate (hereinafter defined) in a key position and the Company desires to encourage Optionee to own Common Stock (hereinafter defined) and to give Optionee added incentive to advance the interests of the Company through the Plan and desires to grant Optionee an Incentive Option (hereinafter defined) to purchase shares of Common Stock of the Company under terms and conditions established by the Board (hereinafter defined).

         NOW, THEREFORE, the Company and Optionee hereby agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the following meanings, respectively:

                 (a)      "Affiliate" shall have the meaning set forth in
         Section 1.2 of the Plan and shall include any party now or hereafter coming within that definition.

                 (b) "Board" shall mean the Board of Directors of the Company.

                 (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 (d) "Committee" shall mean the committee appointed pursuant to Section 3 of the Plan.

                 (e) "Common Stock" shall mean the $.15625 par value Common Stock of the Company.

                 (f) "Fair Market Value" shall have the meaning set forth in Section 1.8 of the Plan.
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                 (g)      "Incentive Option" shall mean a stock option that is
         intended to be or is denominated as an incentive stock option (within the meaning of Section 422 of the Code).

         2. Grant of Option and Option Period. The Company hereby grants to Optionee as of the date of this Agreement (the "Grant Date"), subject to the provisions of Section 3 hereof and as hereinafter set forth, the option to purchase 30,000 shares of Common Stock at the price of $2.50 per share (the "Purchase Price"), at any time or (with respect to partial exercises) from time to time during a period commencing on the date hereof and ending on May 15, 2007.

         3. Termination of Service. Any provision of Section 2 hereof to the contrary notwithstanding:

                 (a) If Optionee ceases to be employed by the Company or an Affiliate "for cause" (as defined in Section 6.4(a) of the Plan), then that portion, if any, of this Incentive Option that remains unexercised, including that portion, if any, that pursuant to this Agreement is not yet exercisable, shall automatically terminate and be of no further force or effect as of the date Optionee ceases to be employed;

                 (b) If Optionee shall die during the Option Period while in the employ of the Company or an Affiliate, this Incentive Option may be exercised, to the extent that Optionee was entitled to exercise it at the date of Optionee's death, within one year after such death (if otherwise within the Option Period), but not thereafter, by the executor or administrator of the estate of Optionee or by the person or persons who shall have acquired this Incentive Option directly from Optionee by bequest or inheritance;

                 (c) If Optionee ceases to be employed by the Company or an Affiliate by reason of disability (as defined in Section 22(e)(3) of the Code), this Incentive Option may be exercised, to the extent that Optionee was entitled to exercise it at the date of his termination, within one year after such termination (if otherwise within the Option Period), but not thereafter by Optionee (or Optionee's legal representative, if Optionee is legally incompetent); and

                 (d) If Optionee ceases to be employed by the Company or an Affiliate for any reason (other than the circumstances specified in paragraphs (a), (b) and (c) of this Section 3) within the Option Period, this Incentive Option may be exercised, to the extent Optionee was able to do so at the date of termination of the directorship, within three (3) months after such termination (if otherwise within the Option Period), but not thereafter.


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         4.      Exercise During Employment.  Except as provided in Section 3 hereof, this Incentive Option may not be exercised unless Optionee is at the time of exercise an employee of the Company or an Affiliate.

         5. Manner of Exercise. This Incentive Option may be exercised by written notice signed by the person entitled to exercise same and delivered to the Secretary of the Company or sent by United States registered mail addressed to the Company (for the attention of the Secretary) at its corporate office in Dallas, Texas. Such notice shall state the number of shares of Common Stock as to which the Incentive Option is exercised and shall be accompanied by the full amount of the purchase price of such shares. Exercise of this Incentive Option shall not be effective until the Company has received written notice of exercise.

         6. Payment. The Purchase Price for the Incentive Option shares may be paid in cash by certified or cashier's check or, with the consent of the Committee, with shares of Common Stock owned by Optionee which have been held at least six (6) months prior to the date of exercise or, with the consent of the Committee, by a combination of cash and such shares.

         7. Delivery of Shares. Delivery of the certificates representing the shares of Common Stock purchased upon exercise of this Incentive Option shall be made promptly after receipt of notice of exercise and payment. If the Company so elects, its obligation to deliver shares of Common Stock upon the exercise of this Incentive Option shall be conditioned upon its receipt from the person exercising this Incentive Option of an executed investment letter, in form and content satisfactory to the Company and its legal counsel, evidencing the investment intent of such person and such other matters as the Company may reasonably require. If the Company so elects, the certificate or certificates representing the shares of Common Stock issued upon exercise of this Incentive Option shall bear a legend in substantially the following form:

         THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE HAVE BEEN ISSUED TO THE REGISTERED OWNER IN RELIANCE UPON WRITTEN REPRESENTATIONS THAT THESE SHARES HAVE BEEN PURCHASED FOR INVESTMENT. THESE SHARES MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED UNLESS, IN THE OPINION OF THE CORPORATION OR ITS LEGAL COUNSEL, SUCH SALE, TRANSFER, OR ASSIGNMENT WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, AND ANY APPLICABLE STATE SECURITIES LAWS.





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       8.      Status of Optionee.  Optionee shall not be deemed to be a
stockholder of the Company with respect to any of the shares of Common Stock subject to this Incentive Option, except to the extent that such shares shall have been purchased and transferred to him. The Company shall not be required to issue or transfer any certificates for shares of Common Stock purchased upon exercise of this Incentive Option until all applicable requirements of law have been complied with and such shares shall have been duly listed on any securities exchange on which the Common Stock may then be listed.

       9. Adjustments. Notwithstanding any other provision hereof, in the event of any change in the number of outstanding shares of Common Stock effected without receipt of consideration therefor by the Company, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving corporation, the number and class of shares subject to this Incentive Option and the exercise price of this Incentive Option shall be automatically adjusted to accurately and equitably reflect the effect thereupon of such change, provided that any fractional share resulting from such adjustment may be eliminated. In the event of a dispute concerning such adjustment, the decision of the Committee shall be conclusive. The number of shares subject to this Incentive Option shall be automatically reduced by any fraction included therein which results from any adjustment made pursuant to this Section 9.

       A dissolution or liquidation of the Company; a sale of all or substantially all of the assets of the Company where it is contemplated that within a reasonable period of time thereafter the Company will either be liquidated or converted into a nonoperating company or an extraordinary dividend will be declared resulting in a partial liquidation of the Company (but in all cases only with respect to those employees with the Company and its Affiliates as a result of such sale or assets); a merger or consolidation (other than a merger effecting a reincorporation of the Company in another state or any other merger or a consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) in which the Company is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the shareholders of the parent of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the transaction); or a transaction in which another corporation becomes the owner of 50% or more of the total combined voting power of all classes of stock of the Company shall cause this Incentive Option to terminate, but Optionee shall, in any event, have the right, immediately prior to such dissolution, liquidation, merger, consolidation, or transaction, to exercise this Incentive Option, to the extent not theretofore exercised, without regard to the determination as to the periods and installments of exercisability made pursuant to Section 3 hereof if (and only if) this Incentive Option has not at that time expired or been terminated. Such acceleration of





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exercisability shall not apply to this Incentive Option if any surviving or acquiring corporation agrees to assume this Incentive Option in connection with the merger, consolidation, or transaction.

       10. Committee Authority. Any questions concerning the interpretation of this Agreement and any controversy which may arise under this Agreement shall be determined by the Committee in its sole discretion.

       11. Transferability. This Incentive Option is not transferable otherwise than by will and the laws of descent and distribution and during the lifetime of Optionee is exercisable only by Optionee or, if Optionee is legally incompetent, by Optionee's legal representative.

       12. Employment. Nothing in this Agreement confers upon Optionee any right to continue in the employ of the Company or any Affiliate, nor shall this Agreement interfere in any manner with the right of the Company or any Affiliate to terminate the employment of Optionee with or without cause at any time.

       13. Incentive Option Subject to Plan. By execution of this Agreement, Optionee agrees that this Incentive Option and the shares of Common Stock to be received upon exercise hereof shall be governed by and subject to all applicable provisions of the Plan.

       14. Construction. This Agreement is governed by, and shall be construed and enforced in accordance with, the laws of the State of Texas. Words of any gender used in this Agreement shall be construed to include any other gender, unless the context requires otherwise. The headings of the various sections of this Agreement are intended for convenience of reference only and shall not be used in construing the terms hereof.





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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        TOREADOR ROYALTY CORPORATION



                                        By: /s/ J. W. BULLION
                                            -----------------------------------
                                            J. W. Bullion
                                            Secretary




                                        /s/ JOHN MARK MCLAUGHLIN
                                        ---------------------------------------
                                        John Mark McLaughlin, Optionee





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